Exhibit 1
3.01 - Articles of Incorporation and Amendments

[stamp - FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA, NOV 16 1988]

             ARTICLES OF INCORPORATION OF STARLIGHT RESOURCES, INC.

     We, the undersigned, having this day associated ourselves together for the purpose of forming a corporation under and by virtue of the laws of the State of Nevada, hereby adopt the following Articles of Incorporation:

                                  ARTICLE I
                                    NAME

     The name of the Corporation is Starlight Resources, Inc.

                                  ARTICLE II
                                   DURATION

     The duration of the Corporation shall be perpetual

                                  ARTICLE III
                                    PURPOSES

     The Corporation is organized and authorized to pursue any lawful purpose or purposes including, but not limited to, making a blind pool/blank check public offering of securities and to acquire, consolidate, merger with or into, or be acquired by, another business entity.

     The Corporation shall further have all powers specified in Sections 78.060, 78.065 and 78.070 of the Nevada Revised Statutes, and any amendments thereto.

                                   ARTICLE IV
                               AUTHORIZED SHARES

     The Corporation shall have the authority to issued one hundred million (100,000,000) shares of common stock with a par value of $.001 per share, all stock of the Corporation shall be of the same class common and shall have the same rights and preferences, fully paid stock of this Corporation shall not be liable to any further call or assessment.

                                    ARTICLE V
                               SHAREHOLDER RIGHTS

     No shareholder of the Corporation shall, because of his ownership of the shares, have any preemptive or other rights to purchase, subscribe for, or take all or part of any shares or all or part of any notes, debentures, bonds or securities convertible into or carrying options for warrants to purchase shares of the Corporation issued, optioned or sold by it after its incorporation. Such shares may be sold or disposed of by the Corporation pursuant to resolution of its Board of Directors to such persons and upon such terms as may, to such Board of Directors, seem proper without first offering such shares or securities or any part thereof to existing shareholders.

                                       VI
                                VOTING OF SHARES

     Each outstanding share of the common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, each shareholder being entitled to -vote his shares in person or by proxy executed in writing by such shareholder or by his duly authorized attorney-in-fact. At each election of directors, each shareholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, but the shareholder shall have no right whatsoever to accumulate his votes with regard to such election.

                                        VII
                                 OFFICE AND AGENT
     The address of the initial registered office of the Corporation is 1 East 1st Street, Reno, Washoe County, Nevada, and the name of the Corporation's initial registered agent at such address is Corporation Trust Company of Nevada.

                                        VIII
                                BOARD OF DIRECTORS
     The management of the affairs, property and interest of the Corporation shall be vested in a Board of Directors.

     (a) The number of Directors constituting the initial board shall be three
(3) in number, provided, however, that the number of directors may be changed from time to time by a provision of the Bylaws, but in no event shall the number of directors be less than three (3) nor more than ten (10).

     (b) The following shall be the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders, or until their successors shall be elected and qualified:

               John Waugaman                       2561 Elm Avenue
                                                   Salt Lake City, Utah 84109

               Diane L. Nicks                      4170 South 530 East, #22F
                                                   Salt Lake City, Utah 84107

               John E. Arko                        774 Dry Creek Road
                                                   Sandy, Utah 84092

                                    ARTICLE IX
                                   INCORPORATORS

     The name and address of each incorporator is as follows:

               Ronald L. Poulton                  9 Exchange Place, Suite 200
                                                  Salt Lake City, Utah 84111

               Paul R. Lovell                     9 Exchange Place, Suite 915
                                                  Salt Lake City, Utah 84111

               David R. Blaisdell                 51 East 400 South, Suite 200
                                                  Salt Lake City, Utah 84111

                                     ARTICLE X
                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Corporation shall indemnify any and all persons who may serve at any time as directors or officers or who at the request of the Board of Directors of the Corporation may serve or at any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors, and assignees, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers of a director or officer of the Corporation, or such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or otherwise.

                                   ARTICLE XI
                                   CONTRACTS

     No contract or transaction entered into by the Corporation shall be affected by the fact that any director, officer, employee or shareholder of the Corporation may in any way be interested in or connected with any party to such contract or transaction, provided that this interest be first disclosed or have been known to the Board of Directors or by a majority of such members thereof and that the contract or transaction be approved by a majority of the directors or shareholders present at the meeting where such contract or transaction is authorized or confirmed; nor shall any director or shareholder be incapacitated from having his vote be counted in determining the existence of the quorum at any meeting of the Board of Directors or shareholders which shall authorize any such contract or transaction and any interested director or shareholder may vote thereat to authorize any such contractor transaction.

     IN WITNESS WHEREOF, the undersigned being the incorporators, execute these Articles of Incorporation and certify to the truth of the facts herein stated this 27th day of October, 1988.

                                    /S/
                                    -----------------------------------------
                                    RONALD L. POULTON

                                    /S/
                                    -----------------------------------------
                                    PAUL R. LOVELL

                                    /S/
                                    ------------------------------------------
                                    DAVID R. BLAISDELL

STATE OF UTAH       )
                    : ss.
COUNTY OF SALT LAKE )

     We, the undersigned, being first duly sworn on oath, depose and say that:
We are the incorporators hereinbefore named; we have read the foregoing Articles of Incorporation and know the contents thereof and the same are true of our own knowledge, except as to matters therein stated upon information and belief, and as to those, we believe them to be true.

                                    /S/
                                    -----------------------------------------
                                    RONALD L. POULTON

                                    /S/
                                    ------------------------------------------
                                    PAUL R. DOVELL

                                    /S/
                                    ------------------------------------------
                                    DAVID R. BLAISDELL

     On the 27th day of October, 1988, personally appeared before me, RONALD
L. POULTON, PAUL R. LOVELL and DAVID R. BLAISDELL, signers of the above Articles of Incorporation, who duly acknowledged to me that they executed the same.


                              /S/ Joan Loudon
                              -------------------------------------
                              NOTARY PUBLIC
                              Residing in Salt Lake County
My Commission Expires:
4-1-89
[notary public seal- My Commission expires April 1, 1989, Joan Loudon, 9 Exchange Place, Suite 200, Salt Lake City, UT 84111 STATE OF UTAH]

[FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA NOV. 15 1989]
                            ARTICLES OF AMENDMENT
                                     TO
                          ARTICLES OF INCORPORATION
                                     OF
                          STARLIGHT RESOURCES, INC.

     Starlight Resources, Inc., a Nevada corporation organized under the lawn of the State of Nevada, November 16, 1988, hereby adopts the following Articles of Amendment to its Articles of Incorporation pursuant to the provisions of Nevada Revised Statute, Chapter 78.385.

                                     I

     The Articles of Incorporation shall be amended to read as follows:

                                 ARTICLES I
                                    Name

     The name of the Corporation (hereinafter called the"Corporation") is Essential Technologies, Inc.

                                 ARTICLE III
                                   Purpose

     The Corporation is organized and authorized to pursue any lawful purpose or purposes including, but not limited to, providing technology-based training solutions to governments, business & industry and education.

     The Corporation shall further have all powers specified in Sections 78.060, 78.065 and 78.070 of the Nevada Revised Statutes, and any amendments thereto.

                                     II

     The date of the adoption of the foregoing amendments by the shareholders was October 31, 1989.

                                     III

     The number of Shares outstanding in the Corporation in 9,221,100. The number of shares entitled to vote on the amendment is 9,221,100. All stock in the Corporation is entitled to one vote per share for each matter coming before the meeting of the shareholders.

                                     IV

     The number of shares that voted in favor of the above amendments was 7,388,400. The number of shares that voted against the above amendments was 0.

     DATED this 31st day of October, 1989.

                                   STARLIGHT RESOURCES, INC.

                                   By:  /S/
                                        --------------------------------------
                                        John Waugama, President

Attest: /S/
        -------------------------------
        Diane L. Wicks, Secretary

STATE OF UTAH       )
                    : ss
COUNTY OP SALT LAKE )

     I, M. Eldudge, a Notary Public, do hereby certify that on this 31st day of October, 1989, personally appeared before me John Haugaman and Diane L. Wicks, who being by me first duly sworn, declared that they are respectively, the President and Secretary of the Corporation, and that they signed the foregoing document as President and Secretary, and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand this 31st day of October, 1989.


                                            /S/ M. Eldudge
                                            ----------------------------------
                                             NOTARY PUBLIC
                                             Residing in Salt Lake Co., UT

My Commission Expires:
4-30-90

[stamp - FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA, MAY 15, 1995]

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                        Forbidden City Holdings, Inc.
                        ----------------------------
                              Name of Corporation

We the undersigned    Gerald Haryman       and     Jose A. Esquivel
                    ------------------          ----------------------------
             President or Vice President     Secretary or Assistant Secretary

of   Forbidden City Holdings, Inc.
  ------------------------------
       Name of Corporation

do hereby certify:

That the board of Directors of said corporation at a meeting duly convened and held on the 7th day of April, 1995, adopted a resolution to amend the original articles as follows:

The name of the corporation shall be:   Life Industries, Inc.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 999,074; that the said change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                              Gerald Haryman     /S/
                              -----------------------------------------------

                              Jose A. Equivel    /S/
                              ------------------------------------------------

State of Florida
County of Palm Beach
on May 9, 1995 appeared before me, a Notary Public, ----------------------, who acknowledged that he/she executed the above document.



                                           /S/ Susan Daley
                                           -----------------------------------
                                           Notary Public
Susan Daley
My Commission CC359937
Expires Mar. 28, 1998
Bonded by HAI
800-422-1555

[stamp FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA, SEP 04 1997 No. C9119-88 /S/ DEAN HELLER, SECRETARY OF STATE]

               CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                Life Industries, Inc.
                               -----------------------
                                 Name of Corporation

We the undersigned, Robert L. Matzig of Life Industries, Inc.
                    ----------------    ---------------
                        President      Name of Corporation

do hereby certify:


     That the Board of Directors of said corporation at a meeting duly convened and held on the 26th day of August 1997, adopted a resolution to amend the original articles as follows:

Article I is hereby amended to read as follows:

The name of the corporation shall be Quill Industries, Inc.


Article IV is hereby amended to read as follows:

The corporation shall have the authority to issue two hundred million (200,000,000) shares of common stock with a par value of $.001 per share.

The number of shares outstanding and entitled to vote on an amendment to the Articles of Incorporation are 99,233,242; that the said changes and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon, at a Special Meeting of the stockholders held on August 26, 1997.


                                Robert L. Matzig     /S/
                                                  ----------------------------
                                                  President & Secretary

State of Florida

County of Lee


On August 28, 1997, personally appeared before me, a Notary Public, Crystal Ann Whidden, who acknowledged that they executed the above instrument.

                                       /S/
                                       -----------------------------
                                       Signature of Notary

[Notary Public Seal - Crystal Ann Whidden
Notary Public, State of Florida
Commission No. CC642931
My Commission Exp. 04/28/2001]0